UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2007

REHABCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19294	51-0265872
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7733 Forsyth Boulevard
Suite 2300
St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (314) 863-7422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

RehabCare Group, Inc. (the “Company”) provided an offer letter, dated December 5, 2007, to Michael R. Garcia, outlining certain conditions of Mr. Garcia’s employment by the Company as its Senior Vice President and Chief Human Resources Officer. The offer letter was accepted by Mr. Garcia and became effective on March 1, 2007, his first day of employment with the Company.

Mr. Garcia will earn an initial base salary of $260,000. He will also be eligible to participate in all of the other health, welfare, and retirement savings benefit plans that the Company makes available to its other senior executive officers, including the Executive Short-Term Incentive Plan with a target award of 45% of base salary and the Executive Long-Term Incentive Plan, which consists of a 25% of base salary cash target award opportunity and an equity component, which for 2007, consists of 10,000 shares of restricted stock granted on March 1, 2007. All of the restricted stock will cliff vest after three years, provided that the other conditions of the grant are satisfied.

Effective March 1, 2007, the Company entered into a termination compensation agreement with Mr. Garcia. Under the terms of this agreement, upon his termination of employment for good reason or by the Company without cause, the Company will continue, for 12 months after the termination date, monthly payments equal to one-twelfth of Mr. Garcia’s then-current salary and target bonus for the year in which the termination occurs. If Mr. Garcia’s employment is terminated within two years after a change in control by him for good reason or by the Company without cause, he will be entitled to a lump-sum cash payment equal to 1.5 times his then current annual salary plus 1.5 times his target bonus in the year that the change in control occurs. In addition, Mr. Garcia will also be entitled to receive an amount equal to his target bonus percentage for the year that the change in control occurs multiplied by his then-current annual salary on the termination date, prorated for the portion of the year during which he was employed by the Company.

Mr. Garcia will also be entitled to the continuation of his health and welfare benefits for up to twelve months after the date of termination. In the case of a termination after a change in control transaction, Mr. Garcia will be entitled to the continuation of his health and welfare benefits for up to eighteen months after the date of termination. In either case, Mr. Garcia will be entitled to executive-level outplacement services by a vendor selected by the Company.

If the value of the cash payments and the continuation or acceleration of benefits upon termination under any of the termination compensation agreements would subject Mr. Garcia to the payment of a federal excise tax as “excess parachute payments,” the Company will be required to make an additional “gross-up” payment to cover the additional taxes owed.

The agreement also contains non-compete and non-solicitation covenants that extend for one year after termination of employment as well as confidentiality provisions protecting the confidential data and information of the Company.

This description of the termination compensation agreement is qualified by reference to the complete agreement that is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

10.1	Offer letter dated December 5, 2006 between the Company and Michael R. Garcia

10.2	Termination Compensation Agreement dated March 1, 2007 between the Company and Michael R. Garcia

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2007

REHABCARE GROUP, INC.

By: /s/	Jay W. Shreiner

________________________________________

Jay W. Shreiner

Senior Vice President and

Chief Financial Officer

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